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                                                                    EXHIBIT 99.5

                               OFFER TO EXCHANGE

                     4 5/8% SERIES B SENIOR NOTES DUE 2012
                 (REGISTERED UNDER THE SECURITIES ACT OF 1933)

                          FOR ANY AND ALL OUTSTANDING

                          4 5/8% SENIOR NOTES DUE 2012

                                       OF

                              BOTTLING GROUP, LLC

                    TO REGISTERED HOLDERS AND THE DEPOSITORY
                          TRUST COMPANY PARTICIPANTS:

     Enclosed are the materials listed below relating to the offer by Bottling Group, LLC, a Delaware limited liability company (the "Company") and PepsiCo, Inc., a North Carolina corporation ("PepsiCo"), to exchange the Company's 4 5/8% Series B Senior Notes due 2012 (the "New Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 4 5/8% Senior Notes due 2012 (the "Old Notes") upon the terms and subject to the conditions set
forth in the Company's and PepsiCo's Prospectus, dated           , 2003, and the
related Letter of Transmittal (which together constitute the "Exchange Offer").

     Enclosed herewith are copies of the following documents:

          1.  Prospectus dated           , 2003;

          2.  Letter of Transmittal;

          3.  Notice of Guaranteed Delivery;

          4. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Beneficial Owner; and

          5. Letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

     WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE
OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           , 2003, UNLESS
EXTENDED.

     The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

     Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company and to PepsiCo that (i) the New Notes to be received by the holder in exchange for the Old Notes are being acquired in the ordinary course of business, (ii) such holder of Old Notes has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such New Notes, (iii) such holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or PepsiCo or, if it is an affiliate, such holder of Old Notes will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) such holder who is not a broker-dealer, represents that it is not engaged in, and does not intend to engage in, a distribution of New Notes, and (v) such holder who is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act
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in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Beneficial Owner contains an authorization by the beneficial owners of the Old Securities for you to make the foregoing representations.

     The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from the undersigned.

                                         Very truly yours,

                                         JPMORGAN CHASE BANK

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF BOTTLING GROUP, LLC, PEPSICO, INC. OR JPMORGAN CHASE BANK OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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